AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1997
                                                REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             RAINFOREST CAFE, INC.
            (Exact name of Registrant as specified in its charter)

                                   MINNESOTA
                 (State or other jurisdiction of incorporation)

                                   41-1779527
                       (IRS Employer Identification No.)

                             520 SOUTH FIFTH STREET
                           HOPKINS, MINNESOTA  55343
                    (Address of principal executive offices)

                1995 EMPLOYEE STOCK OPTION AND COMPENSATION PLAN
                              (Full title of Plan)

                               KENNETH W. BRIMMER
                             RAINFOREST CAFE, INC.
                             520 SOUTH FIFTH STREET
                           HOPKINS, MINNESOTA  55343
                                 (612) 945-5400
           (Name, address and telephone number of agent for service)

                                   Copies to:

                             DOUGLAS T. HOLOD, ESQ.
                         MASLON EDELMAN BORMAN & BRAND,
                  A PROFESSIONAL LIMITED LIABILITY PARTNERSHIP
                              3300 NORWEST CENTER
                          MINNEAPOLIS, MN  55402-4140
                                 (612) 672-8200

CALCULATION OF REGISTRATION FEE

======================================================================================================================
TITLE                                                  PROPOSED MAXIMUM          PROPOSED MAXIMUM
OF SECURITIES TO BE               AMOUNT TO BE         OFFERING PRICE            AGGREGATE            AMOUNT OF
REGISTERED                        REGISTERED           PER SHARE(1)              OFFERING PRICE(1)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
 Common Stock (no               1,000,000                   $ 34.13              $ 34,125,000.00          $ 11,767.24
 par value per share)       additional shares
======================================================================================================================

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on the NASDAQ National Market System on October 7, 1997.




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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

   (a) The contents of Registration Statement on Form S-8 No. 333-07505, filed on July 3, 1996.

   (b) The contents of the Registrant's Form 10-K for the fiscal year ended December 29, 1996.

   (c) The contents of the Registrant's Form 10-Q for the first quarter ended March 30, 1997 and the Registrant's Form 10-Q for the second quarter ended June 29, 1997.

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

   The Registrant is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 8.  Exhibits.

5. Opinion of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership
23(1).     Consent of Arthur Andersen LLP
23(2). Consent of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership (contained in Exhibit 5).
24.        Power of Attorney (included on Page 5).

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on October 10, 1997.

                                                   RAINFOREST CAFE, INC.
                                                     Registrant


                                                   By s/ Kenneth W. Brimmer
                                                      ------------------------
                                                            President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Rainforest Cafe, Inc., hereby severally constitute Mark S. Robinow, our true and lawful attorney with full power to him, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Rainforest Cafe, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


NAME                                                    TITLE                                      DATE
----                                                    -----                                      ----
s/ Lyle Berman                            Chairman of the Board, Chief                          October 10, 1997
-------------------------                 Executive Officer (principal executive
Lyle Berman                               officer)



s/ Kenneth W. Brimmer                     President, Secretary and Director                     October 10, 1997
-------------------------
Kenneth W. Brimmer


s/ David L. Rogers                        Director                                              October 10, 1997
-------------------------
David L. Rogers


s/ Joel N. Waller                         Director                                              October 10, 1997
-------------------------
Joel N. Waller


s/ Steven W. Schussler                    Director                                              October 10, 1997
-------------------------
Steven W. Schussler

s/ Ercu Ucan                              Director                                              October 10, 1997
-------------------------
Ercu Ucan


s/ Mark S. Robinow                        Chief Financial Officer                               October 10, 1997
-------------------------                 (principal accounting officer)
Mark S. Robinow

                                    EXHIBITS


Exhibit Number           Description of Exhibit                                                           Page No.
--------------    -----------------------------------                                                     --------
5.              Opinion of Maslon Edelman Borman & Brand, a Professional Limited
                Liability Partnership                                                                         8
23(1)           Consent of Arthur Andersen LLP                                                                9
23(2)           Consent of Maslon Edelman Borman & Brand, a Professional Limited
                Liability Partnership (contained in Exhibit 5).                                               8
24.             Power of Attorney (included on Page 5).                                                       6





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